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                                                                    EXHIBIT 23.5

                                    CONSENT

     Castle Harlan Partners II, L.P. and Castle Harlan, Inc. hereby consent to the use of their names in the Registration Statements to be filed by Occidental Petroleum Corporation pursuant to Section 6.10 of the Agreement and Plan of Share Exchange dated as of November 10, 1995 by and between Occidental Petroleum Corporation and INDSPEC Holding Corporation.

                                          CASTLE HARLAN, INC.


                                          By: JEFFREY M. SIEGAL
                                              ---------------------------------
                                              Jeffrey M. Siegal
                                              Managing Director



                                          CASTLE HARLAN PARTNERS II, L.P.

                                          By: Castle Harlan, Inc. as Investment
                                              Manager


                                          By: JEFFREY M. SIEGAL
                                              --------------------------------
                                              Jeffrey M. Siegal
                                              Managing Director